FOR IMMEDIATE RELEASE:                               FOR FURTHER INFORMATION:
Wednesday, May 25, 2005                              Rich Sheffer (952) 887-3753


             DONALDSON COMPANY REPORTS RECORD THIRD QUARTER RESULTS

          OPERATING PROFIT UP 13 PERCENT ON 11 PERCENT SALES INCREASE; REAFFIRMING OUTLOOK FOR 16TH CONSECUTIVE YEAR OF RECORD EARNINGS

         MINNEAPOLIS, MN (May 25, 2005) -- Donaldson Company, Inc. (NYSE: DCI) announced record third quarter diluted earnings per share ("EPS") of $.36, up from $.33 last year. Net income was a record $31.3 million, versus $29.6 million last year. Sales were a record $411.7 million, up from $370.6 million in fiscal 2004.

         For the nine-month period, diluted EPS was another record at $.98, up from $.89 last year. Net income was a record $85.4 million, versus $80.1 million last year. Sales were a record $1.173 billion, up from $1.031 billion in the prior year.

         "Donaldson delivered a solid third quarter, posting all-time sales, earnings and EPS records," said Bill Cook, President and Chief Executive Officer. "Our continued cost reduction efforts helped our gross margin rebound back to historical levels. Gas turbine's weak third quarter sales caused their operating expenses to be a higher-than-normal percent of sales, but we expect them to come back in-line with a stronger fourth quarter. Sarbanes-Oxley compliance costs and start-up costs at our new disk drive filter plant in Thailand also contributed to higher operating expenses. As we look forward to the fourth quarter, incoming orders remain strong, and we are confident of delivering our 16th consecutive year of record earnings in fiscal 2005."

INCOME STATEMENT DISCUSSION

         Stronger foreign currencies contributed to the increase in third quarter and year-to-date sales. Translated at constant exchange rates, sales increased 8.7 percent during the quarter and 10.8 percent year-to-date. The impact of foreign currency translation increased net earnings by $0.5 million in the third quarter and $1.9 million year-to-date.

         Gross margin of 32.5 percent for the third quarter and 31.7 percent year-to-date compares to prior year margins of 32.4 percent and 32.0 percent, respectively. Third quarter operating expenses were 22.1 percent of sales, down from 22.2 percent in the prior year. Year-to-date operating expenses were 21.8 percent of sales, down from 22.1 percent last year.

         Third quarter interest expense was $2.5 million, up from $1.3 million last year. The increase was driven by additional debt and higher short-term interest rates. Year-to-date interest expense was $6.7 million, up from $3.7 million last year. Other income decreased to $1.0 million in the quarter from $1.3 million last year on lower joint venture income. Year-to-date other income was $6.3 million, up from $2.7 million last year.

         The effective tax rate was 24.6 percent in the third quarter versus
27.0 percent during the first six months. During the quarter, we filed an amended tax return related to a prior year, which resulted in additional R&D tax credits, thus lowering the tax rate for the quarter.

         During the quarter, we repurchased 763,700 shares for $24.3 million as part of our on-going share repurchase plan. Year-to-date, we have repurchased 3,763,700 shares, or 4.4 percent of outstanding shares, for $116.3 million.

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Donaldson Company, Inc.
May 25, 2005
Page 2



BACKLOG

         Incoming orders grew 8 percent in the quarter over last year. Total backlog is strong, setting a new third quarter record at $414 million, up 8 percent relative to last year. Our 90-day backlog is $230 million, level relative to last year.

ENGINE PRODUCTS SEGMENT

         Engine Products sales were a record $243.2 million in the quarter, an increase of 11 percent from last year. Year-to-date Engine Products sales were a record $680.2 million, an increase of 15 percent from last year.

         Truck product sales in the quarter totaled $45.6 million, up 9 percent from last year. NAFTA truck sales increased 16 percent due to growing new truck build rates. European truck product sales increased 32 percent on stronger build rates and increased market share. Truck product sales in Asia decreased 21 percent as emission sales had spiked in Japan last year ahead of new emissions regulations. Year-to-date worldwide truck product sales totaled $129.8 million, an increase of 11 percent from last year.

         Worldwide sales of off-road products in the quarter were $79.3 million, up 14 percent from last year. NAFTA sales increased 10 percent on continued strength in new construction, agriculture and mining equipment demand. European off-road sales increased 21 percent while Asian sales increased 18 percent. Year-to-date worldwide sales totaled $211.8 million, up 18 percent from last year.

         Engine aftermarket sales in the quarter were $118.3 million, an increase of 10 percent from last year. NAFTA aftermarket sales increased 7 percent as equipment utilization rates continued to improve and sales of diesel emission retrofit equipment continued ramping up. European sales increased 14 percent and Asian sales were up 7 percent. Year-to-date worldwide aftermarket sales were $338.5 million, up 15 percent from the prior year.

INDUSTRIAL PRODUCTS SEGMENT

         Industrial Products sales in the quarter were a record $168.5 million, an increase of 11 percent from last year. Year-to-date Industrial Products sales were a record $492.8 million, an increase of 12 percent from last year.

         Industrial Filtration Solutions ("IFS") sales in the quarter were a record $105.8 million, an increase of 16 percent from last year. IFS sales were strong in NAFTA and Europe as sales increased 25 and 11 percent, respectively. Asian sales were even with last year. Year-to-date worldwide IFS sales totaled a record $311.3 million, up 17 percent from last year.

         Gas turbine product sales in the quarter were $28.0 million, down 9 percent from last year. Year-to-date worldwide sales totaled $81.6 million, down 7 percent from fiscal 2004. Our gas turbine 90-day backlog was up 10 percent compared to last year, consistent with our forecast of stronger fourth-quarter sales.


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Donaldson Company, Inc.
May 25, 2005
Page 3



         Sales of special application products in the quarter were a record $34.6 million, an increase of 19 percent from last year. Year-to-date worldwide special application sales were a record $99.9 million, up 16 percent from last year.

OUTLOOK

         ENGINE PRODUCTS:  We expect low-teens sales growth in fiscal 2005.

         o NAFTA heavy-duty new truck build rates should remain at their current high levels as truck manufacturers are near capacity. The negative comparison from last year's emissions spike in Japan will abate in the fourth quarter.

         o Off-road sales are expected to remain strong worldwide with robust conditions continuing in the production of new construction, agriculture and mining equipment.

         o Both NAFTA and international aftermarket sales are expected to continue growing as increasing equipment utilization spurs replacement filter sales.

         INDUSTRIAL PRODUCTS: We expect improving conditions for our Industrial Products businesses to also generate low-teens sales growth in fiscal 2005.

         o Globally, we expect full-year gas turbine sales to match last year's total. Backlogs indicate a strong finish.

         o        IFS sales are expected to remain strong in the fourth quarter.
                  Our American and European markets continue to improve with stronger order levels.

         o Market conditions for special applications products continue to be stronger than last year.

         "We remain optimistic on overall business conditions in our markets," said Bill Cook. "We expect to finish fiscal 2005 on a high note, with gross margin back to historical levels. We are confident of delivering another earnings record this year - our 16th consecutive record - and beginning fiscal 2006 on solid footing."

ABOUT DONALDSON COMPANY, INC.

         Donaldson is a leading worldwide provider of filtration systems and replacement parts. Donaldson is a technology-driven company committed to satisfying customer needs for filtration solutions through innovative research and development. Donaldson serves customers in the industrial and diesel engine markets including in-plant air cleaning, compressed air and gas purification, power generation, disk drive filtration, off-road equipment and trucks. Our 10,000 employees contribute to the company's success at over 30 manufacturing locations around the world. Donaldson is a member of the S&P MidCap 400 Index and Donaldson shares are traded on the NYSE under the symbol DCI. Additional company information is available at www.donaldson.com.

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Donaldson Company, Inc.
May 25, 2005
Page 4



SAFE HARBOR STATEMENT UNDER THE SECURITIES REFORM ACT OF 1995

         The company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Act") and is making this cautionary statement in connection with such safe harbor legislation. This earnings release, the Annual Report to Shareholders, any Form 10-K, 10-Q or Form 8-K of the company or any other written or oral statements made by or on behalf of the company may include forward-looking statements, forecasts and projections which reflect the company's current views with respect to future events and financial performance but involve uncertainties that could significantly impact results. The words "believe," "expect," "anticipate," "intends," "estimate," "forecast," "outlook," "plan," "promises," "project," "should," "will be" and similar expressions are intended to identify "forward-looking statements" within the meaning of the Act.

         The company wishes to caution investors that any forward-looking statements are subject to uncertainties and other risk factors that could cause actual results to differ materially from such statements, including but not limited to risks associated with: currency fluctuations, commodity prices, world economic factors, political factors, the company's substantial international operations, including production facilities in China, highly competitive markets, changes in capital spending levels by customers, changes in product demand, cancellations of orders, litigation, integration of acquisitions, facility and product line rationalization, research and development expenditures, including ongoing information technology improvements, and governmental laws and regulations, including diesel emissions controls. For a more detailed explanation, see the company's 2004 Form 10-K filed with the Securities and Exchange Commission. The company wishes to caution investors that new factors emerge from time to time, and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Investors are further cautioned not to place undue reliance on such forward-looking statements as they speak only to the company's views as of the date the statement is made. The company undertakes no obligation to publicly update or revise any forward-looking statements.


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Donaldson Company, Inc.
May 25, 2005
Page 5


                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                  CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS
           (Thousands of dollars, except share and per share amounts)
                                   (Unaudited)

                                    Three Months Ended              Nine Months Ended
                                        April 30                         April 30
                               ----------------------------    ----------------------------
                                   2005           2004            2005             2004
                               ------------    ------------    ------------    ------------
Net sales                      $    411,664    $    370,588    $  1,172,994    $  1,031,018

Cost of sales                       277,743         250,353         801,388         700,770
                               ------------    ------------    ------------    ------------

Gross margin                        133,921         120,235         371,606         330,248

Operating expenses                   90,867          82,210         255,450         227,603

Gain on sale of Ome land and
building                                 --              --              --          (5,616)
                               ------------    ------------    ------------    ------------

Operating income                     43,054          38,025         116,156         108,261

Other income, net                      (996)         (1,285)         (6,281)         (2,697)

Interest expense                      2,470           1,272           6,734           3,666
                               ------------    ------------    ------------    ------------

Earnings before income taxes         41,580          38,038         115,703         107,292

Income taxes                         10,247           8,467          30,260          27,166
                               ------------    ------------    ------------    ------------

Net earnings                   $     31,333    $     29,571    $     85,443    $     80,126
                               ============    ============    ============    ============

Weighted average shares
   outstanding                   84,768,788      87,975,804      85,132,531      88,073,242

Diluted shares outstanding       87,103,018      90,317,143      87,465,208      90,479,908

Net earnings per share         $        .37    $        .34    $       1.00    $        .91

Net earnings per share
   assuming dilution           $        .36    $        .33    $        .98    $        .89

Dividends paid per share       $       .060    $       .055    $       .175    $       .150


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Donaldson Company, Inc.
May 25, 2005
Page 6



                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Thousands of dollars)
                                   (Unaudited)

                                                  April 30     July 31
                                                    2005        2004
                                                 ----------   ----------
ASSETS

   Cash and cash equivalents                     $  146,214   $   99,504
   Accounts receivable - net                        292,174      274,120
   Inventories - net                                162,591      143,418
   Prepaid expenses and other current assets         44,123       40,338
                                                 ----------   ----------

             Total current assets                   645,102      557,380

   Other assets and deferred taxes                  220,061      182,700
   Property, plant and equipment - net              277,819      261,529
                                                 ----------   ----------

             Total assets                        $1,142,982   $1,001,609
                                                 ==========   ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

   Trade accounts payable                        $  136,496   $  124,401
   Employee compensation and other liabilities       98,321       87,385
   Notes payable                                    111,420       19,736
   Income taxes payable                              15,103        9,656
   Current maturity long-term debt                   31,233       34,346
                                                 ----------   ----------

             Total current liabilities              392,573      275,524

   Long-term debt                                   104,167       70,856
   Other long-term liabilities                      110,042      105,936
                                                 ----------   ----------

             Total liabilities                      606,782      452,316

   Equity                                           536,200      549,293
                                                 ----------   ----------

             Total liabilities and equity        $1,142,982   $1,001,609
                                                 ==========   ==========



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Donaldson Company, Inc.
May 25, 2005
Page 7



                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Thousands of dollars)
                                   (Unaudited)

                                                         Nine Months Ended
                                                             April 30
                                                       ----------------------
                                                         2005         2004
                                                       ---------    ---------
OPERATING ACTIVITIES

   Net earnings                                        $  85,443    $  80,126
   Adjustments to reconcile net earnings to net cash
     provided by operating activities:
        Gain on sale of Ome land and building                 --       (5,616)
        Depreciation and amortization                     33,494       30,944
        Changes in operating assets and liabilities       (2,390)     (25,740)
        Other, net                                       (20,621)      (7,155)
                                                       ---------    ---------
           Net cash provided by operating activities      95,926       72,559

INVESTING ACTIVITIES

   Net expenditures on property and equipment            (34,435)     (36,560)
   Acquisitions and investments in unconsolidated
      affiliates, net of cash acquired                   (13,236)      (4,397)
                                                       ---------    ---------
           Net cash used in investing activities         (47,671)     (40,957)

FINANCING ACTIVITIES

   Purchase of treasury stock                           (116,268)     (22,160)
   Net change in debt                                    120,486       25,756
   Dividends paid                                        (14,775)     (13,027)
   Other, net                                              1,875        3,078
                                                       ---------    ---------
           Net cash used in financing activities          (8,682)      (6,353)


Effect of exchange rate changes on cash                    7,137        2,116
                                                       ---------    ---------

Increase in cash and cash equivalents                     46,710       27,365

Cash and cash equivalents - beginning of year             99,504       67,070
                                                       ---------    ---------

Cash and cash equivalents - end of period              $ 146,214    $  94,435
                                                       =========    =========

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Donaldson Company, Inc.
May 25, 2005
Page 8



                                 SEGMENT DETAIL
                             (Thousands of dollars)
                                   (Unaudited)

                                    Engine        Industrial      Corporate &       Total
                                   Products        Products       Unallocated      Company
                                   --------       ----------      -----------      -------
3 Months Ended April 30, 2005:
Net sales                          $  243,212     $  168,452             --      $  411,664
Earnings before income taxes           37,669         14,392        (10,481)         41,580

3 Months Ended April 30, 2004:
Net sales                          $  219,297     $  151,291             --      $  370,588
Earnings before income taxes           34,045         11,034         (7,041)         38,038

9 Months Ended April 30, 2005:
Net sales                          $  680,229     $  492,765             --      $1,172,994
Earnings before income taxes           95,926         37,994        (18,217)        115,703

9 Months Ended April 30, 2004:
Net sales                          $  590,454     $  440,564             --      $1,031,018
Earnings before income taxes           81,623         31,674         (6,005)        107,292


                              NET SALES BY PRODUCT
                             (Thousands of dollars)
                                   (Unaudited)

                                              Three Months Ended        Nine Months Ended
                                                   April 30                 April 30
                                           -----------------------   -----------------------
                                              2005        2004          2005         2004
                                           ----------   ----------   ----------   ----------
Engine Products segment:
Off-road products                          $   79,316   $   69,536   $  211,849   $  179,190
Transportation products                        45,572       41,820      129,847      117,209
Aftermarket products                          118,324      107,941      338,533      294,055
                                           ----------   ----------   ----------   ----------
     Total Engine Products Segment         $  243,212   $  219,297   $  680,229   $  590,454
                                           ----------   ----------   ----------   ----------

Industrial Products segment:
Industrial filtration solutions products   $  105,824   $   91,458   $  311,258   $  266,734
Gas turbine products                           27,995       30,612       81,623       87,847
Special applications products                  34,633       29,221       99,884       85,983
                                           ----------   ----------   ----------   ----------
     Total Industrial Products segment     $  168,452   $  151,291   $  492,765   $  440,564
                                           ----------   ----------   ----------   ----------

Total Company                              $  411,664   $  370,588   $1,172,994   $1,031,018
                                           ==========   ==========   ==========   ==========


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Donaldson Company, Inc.
May 25, 2005
Page 9



                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                             (Thousands of dollars)
                                   (Unaudited)

                                       Three Months Ended                 Nine Months Ended
                                            April 30                          April 30
                                   ----------------------------      ----------------------------

                                      2005             2004             2005             2004
                                   -----------      -----------      -----------      -----------
Free cash flow                     $    18,836      $    17,282      $    61,491      $    35,999
Net capital expenditures                11,914            9,259           34,435           36,560
                                   -----------      -----------      -----------      -----------
Net cash provided by
  operating activities             $    30,750      $    26,541      $    95,926      $    72,559
                                   ===========      ===========      ===========      ===========

EBITDA                             $    54,976      $    49,081      $   154,118      $   141,110
Income taxes                           (10,247)          (8,467)         (30,260)         (27,166)
Interest expense (net)                  (1,911)            (988)          (4,921)          (2,874)
Depreciation and
  amortization                         (11,485)         (10,055)         (33,494)         (30,944)
                                   -----------      -----------      -----------      -----------

            Net earnings           $    31,333      $    29,571      $    85,443      $    80,126
                                   ===========      ===========      ===========      ===========

Net sales, excluding foreign
  currency translation             $   402,774      $   351,162      $ 1,142,253      $   970,492
Foreign currency translation             8,890           19,426           30,741           60,526
                                   -----------      -----------      -----------      -----------

            Net sales              $   411,664      $   370,588      $ 1,172,994      $ 1,031,018
                                   ===========      ===========      ===========      ===========

Net earnings, excluding
  foreign currency translation     $    30,824      $    28,642      $    83,571      $    76,075
Foreign currency translation               509              929            1,872            4,051
                                   -----------      -----------      -----------      -----------

            Net earnings           $    31,333      $    29,571      $    85,443      $    80,126
                                   ===========      ===========      ===========      ===========


Although free cash flow, EBITDA, net sales excluding foreign currency translation and net earnings excluding foreign currency translation are not measures of financial performance under GAAP, the company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company's ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. Both net sales and net earnings excluding foreign currency translation provide a comparable measure for understanding the operating results of the company's foreign entities excluding the impact of foreign exchange. A shortcoming of these financial measures is that they do not reflect the company's actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.

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